Exhibit 23.1



The Board of Directors
The Kushner-Locke Company:

We consent to incorporation by reference in the registration statements (Nos. 333-72785, 333-80521, 333-40391, 333-10239 and 33-82942) on Form S-3 and (Nos.
333-79729, 333-63297, 33-45248 and 33-86768) on Form S-8 of our report dated
December 21, 1999, on our audits of the consolidated financial statements and financial statement schedule of The Kushner-Locke Company as of and for each of the years in the two-year period ended September 30, 1999, which report is included in the Annual Report on Form 10-K.

PriceWaterhouseCoopers LLP

Century City, California
December 28, 1999




                                       84